                                                                    Exhibit 10.3


                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                          DATED AS OF OCTOBER 16, 2000

                                      AMONG

                            EXCEL LEGACY CORPORATION

                                       AND

                               FLEET NATIONAL BANK

                                       AND

                        THE OTHER BANKS WHICH MAY BECOME
                            PARTIES TO THIS AGREEMENT

                                       AND

                               FLEET NATIONAL BANK
                             AS ADMINISTRATIVE AGENT

                                       AND

                       FLEETBOSTON ROBERTSON STEPHENS INC.
                        AS SYNDICATION AGENT AND ARRANGER




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                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


         THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of the 16th day of October, 2000 by and among EXCEL LEGACY CORPORATION (the "Borrower"), a Delaware corporation having its principal place of business at Excel Centre, 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, FLEET NATIONAL BANK, a national bank organized under the laws of the United States of America ("FNB"), and the other lending institutions which may become parties hereto pursuant to Section 18 (collectively, FNB (except when acting as the Agent), and each other lending institution which may become a party hereto shall be referred to as the "Banks," and individually as a "Bank"), and FLEET NATIONAL BANK, as Administrative Agent for the Banks (the "Agent") and FLEETBOSTON ROBERTSON STEPHENS INC., as Syndication Agent and Arranger.

                                    RECITALS

         WHEREAS, Borrower, FNB and Agent entered into that certain Revolving Credit Agreement dated as of August 29, 2000 (the "Original Credit Agreement"); and

         WHEREAS, Borrower has requested, and FNB and Agent have agreed, to modify certain provisions of the Original Credit Agreement; and

         WHEREAS, to evidence such modifications, Borrower, FNB and Agent desire to amend and restate the Original Credit Agreement in its entirety;

         NOW, THEREFORE, in consideration of the Recitals herein and the mutual covenants contained herein, the parties hereto hereby amend and restate the Original Credit Agreement in its entirety and covenant and agree as follows:

         Section 1.  DEFINITIONS AND RULES OF INTERPRETATION.

         Section 1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

         AFFILIATES. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member's interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

         AGENT. Fleet National Bank, acting as administrative agent for the Banks, its successors and assigns.

         AGENT'S OFFICE. The Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

         AGENT'S SPECIAL COUNSEL. Long Aldridge & Norman LLP or such other counsel as may be approved by the Agent.

         AGREEMENT. This Amended and Restated Revolving Credit Agreement, including the SCHEDULES and EXHIBITS hereto.

         AGREEMENT REGARDING FEES. The Amended and Restated Agreement Regarding Fees dated of even date herewith between the Borrower and FNB.

         BALANCE SHEET DATE. June 30, 2000.

         BANKS. FNB, the other lending institutions party to this Agreement, and any other Person who becomes an assignee of any rights of a Bank pursuant to
Section 18 (but not including any Participant, as defined in Section 18).

         BASE RATE. The greater of (a) the variable annual rate of interest announced from time to time by Agent at Agent's Office as its "prime rate" or
(b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). The "prime rate" is a reference rate and does not necessarily represent the lowest or best rate being charged to any customers. Any change in the rate of interest payable hereunder resulting from a change in the "prime rate" shall become effective as of the opening of business on the day on which such change in the "prime rate" becomes effective, without notice or demand of any kind.

         BASE RATE LOANS. Those Loans bearing interest calculated by reference to the Base Rate.

         BORROWER.  As defined in the preamble hereto.

         BUSINESS DAY. Any day on which banking institutions located in the same city and State as Agent's Office are located and are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

         CAPITAL IMPROVEMENT EXPENDITURES. Any improvements to or expenditures with respect to Real Estate of the Borrower, its Subsidiaries and the Operating Companies which may be properly capitalized under generally accepted accounting principles, or reserves for such items.

         CAPITALIZED LEASE. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CASH AVAILABLE. At any time, the amount of cash held by the Borrower free and clear of any liens or encumbrances.

         CERCLA. See Section 6.17(a).

         CLOSING DATE. The first date on which all of the conditions set forth in Section 10 and Section 11 have been satisfied.

         CODE.  The Internal Revenue Code of 1986, as amended.

         COLLATERAL. All of the property, rights and interests of the Borrower which are or are intended to be subject to the security interests, pledges and liens created by the Security Documents.

         COMMITMENT. With respect to each Bank, the amount set forth on SCHEDULE 1 hereto as the amount of such Bank's Commitment to make or maintain Loans to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

         COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

         COMPLIANCE CERTIFICATE. See Section 7.4(c).

         CONSOLIDATED or COMBINED. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

         CONSOLIDATED EBITDA. With respect to any period, an amount equal to the EBITDA of the Borrower and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles. The Consolidated EBITDA of the Borrower and its Subsidiaries on the consolidated financial statements of the Borrower and its Subsidiaries shall be adjusted to reflect the Borrower's allocable share of such Consolidated EBITDA for the relevant period or as of the date of determination. Notwithstanding anything to the contrary contained in this definition, for the purposes of this definition, the EBITDA of Price shall not be consolidated with the EBITDA of the Borrower and its other Subsidiaries but distributions received by Borrower from Price shall be included by Borrower to determine Borrower's Net Income.

         CONSOLIDATED TOTAL ASSETS. All assets of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided, that all real estate assets shall be valued on an undepreciated cost basis. The assets of a Person and its Subsidiaries on the consolidated financial statements of such Person and its Subsidiaries shall be adjusted to reflect such Person's allocable share of such asset, for the relevant period or as of the date of determination, taking into account (a) the relative proportion of each such item derived from assets directly owned by such Person and from assets owned by its Subsidiaries, and (b) such Person's respective ownership interest in its Subsidiaries. Notwithstanding anything to the contrary contained in this definition, for the purposes of this definition, the assets of Price shall not be consolidated with the assets of the Borrower and the Borrower's other Subsidiaries and the Borrower shall account for its interest in Price using the equity method of accounting.

         CONSOLIDATED TOTAL LIABILITIES. All liabilities of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of such Person and its Subsidiaries (including Indebtedness described in Section 8.1(c)), whether or not so classified. In the event that a Person has an ownership or other equity interest in any other Person, then the liabilities of a Person and its Subsidiaries shall include such Person's or its Subsidiaries' allocable share of all indebtedness of such Person based on such Person's respective ownership interest in such other Person. Notwithstanding anything to the contrary contained in this definition, for the purposes of this definition, no liability of Price shall be consolidated with the liabilities of the Borrower and the Borrower's other Subsidiaries unless the Borrower or a Subsidiary of Borrower (other than Price) has assumed or guaranteed such liability of Price or pledged any of its assets to secure such liability of Price.

         CONVERSION REQUEST. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

         DEBT OFFERING. The issuance and sale by the Borrower of any debt securities of the Borrower.

         DEBT SERVICE. For any period, the sum of all Interest Expense and mandatory or scheduled principal payments due and payable during such period excluding any balloon payments due upon maturity of any indebtedness.

         DEFAULT. See Section 12.1.

         DISTRIBUTION. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of stock or other beneficial interest of a Person, other than dividends or distributions payable solely in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of stock or other beneficial interest of a Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by a Person to its shareholders or partners as such; or any other distribution on or in respect of any shares of any class of stock or other beneficial interest of a Person.

         DOLLARS or $. Dollars in lawful currency of the United States of America.

         DOMESTIC LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted or combined in accordance with Section 4.1.

         EBITDA. With respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period PLUS (b) Taxes, depreciation and amortization and interest expense.

         EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

         ENVIRONMENTAL ENGINEER. Law Engineering or another firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and reasonably acceptable to the Agent.

         ENVIRONMENTAL LAWS. See Section 6.17(a).

         EQUITY OFFERING. The issuance and sale by the Borrower of any equity securities of the Borrower.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and any rules and regulations promulgated pursuant thereto.

         ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

         ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         EVENT OF DEFAULT. See Section 12.1.

         FEDERAL FUNDS EFFECTIVE RATE. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         FNB. As defined in the preamble hereto.

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; PROVIDED that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         HAZARDOUS SUBSTANCES. See Section 6.17(b).

         INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments and all subordinated debt); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any unconditional obligation to supply funds to or in any manner to invest directly or indirectly in a Person other than in the ordinary course of business, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner, through indemnity or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; (d) any obligation as a lessee or obligor under a Capitalized Lease; (e) all obligations with respect to letters of credit or similar instruments issued by a Person; and (f) all indebtedness, obligations or other liabilities (other than interest expense liability) under or with respect to (i) interest rate swap, collar, cap or similar agreements providing interest rate protection and (ii) foreign currency exchange agreements. Notwithstanding the foregoing, in the event that a Person has incurred Indebtedness with respect to which another Person included within the consolidated financial statements of the first Person is also liable (by reason of a guaranty or otherwise), such Indebtedness shall only be counted once for the purposes of such consolidated financial statements.

         INTEREST EXPENSE. For any period, the sum of all interest (including all capitalized interest) due and payable by the Borrower and its Subsidiaries during such period. Upon the approval by the Requisite Banks of the source and terms of any loan for development of Land, capitalized interest with respect to such development loan shall be excluded for the purpose of calculating Interest Expense.

         INTEREST PAYMENT DATE. As to each Loan, the first day of each calendar month during the term of such Loan, and in addition with respect to each LIBOR Rate Loan, the last day of the Interest Period relating thereto.

         INTEREST PERIOD. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two or three months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Reference Bank in accordance with the then current bank practice in the applicable LIBOR interbank market;

                  (ii) if the Borrower shall fail to give notice as provided in
         Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

                  (iii) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

         INTEREST RESERVE. As of any date, an amount equal to the product of (a) $85,000.00 multiplied by (b) the number of full or partial calendar months then remaining until the calendar month in which the Maturity Date occurs (not including the month in which the Maturity Date occurs but including the month in which the determination is being made).

         INVESTMENTS. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person and all purchases of the securities or business or integral part of the business of any other Person, all interests in real property, and all other investments; PROVIDED, HOWEVER, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted or increased in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         JOINT VENTURES. Investments in joint ventures, general partnerships, limited partnerships, limited liability companies or any other business associations engaged primarily in the business of acquiring, owning, operating and selling income-producing commercial real estate in which the Borrower owns a Partnership Interest.

         LAND. Undeveloped real property owned in fee simple by the Borrower, an Operating Company, or a Joint Venture, together with all of the tenements, hereditaments, easements, rights of way, rights, privileges, and appurtenances thereunto belonging (i) that is suitable for development for retail, office, industrial or hospitality purposes or such other purposes as the Requisite Banks may approve, (ii) which such Person intends to develop for such purposes, and
(iii) with respect to which preliminary approval and entitlement from required, federal, state and local governmental authorities and agencies of a preliminary development plan or other plan required by applicable law in accordance with the provisions of all applicable federal, state and local law has been obtained such that in each instance there is vested in such Person the right to develop such Land substantially in accordance with the intentions of such Person (excluding any ancillary land not necessary for the development of such project).

         LIBOR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

         LIBOR LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

         LIBOR RATE. As applicable to any Interest Period for any LIBOR Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/32nd of one percent) as determined on the basis of the offered rates for deposits in Dollars, for the period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two
(2) LIBOR Business Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) LIBOR Business Days prior to the beginning of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined and the provisions of Section 4.6 shall apply. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Agent, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

         LIBOR RATE LOANS. Loans bearing interest calculated by reference to a LIBOR Rate.

         LIENS. See Section 8.2.

         LOAN DOCUMENTS. This Agreement, the Notes, the Security Documents and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower in connection with the Loans.

         LOAN REQUEST. See Section 2.6.

         LOANS. The aggregate Loans to be made by the Banks hereunder.

         MATURITY DATE. June 30, 2001 or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

         MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         NEGATIVE PLEDGE ASSETS. Each of the Notes Receivable, Notes Receivable Documents and Partnership Interests (other than the Borrower's interest in Millenia Car Wash, LLC and the common stock of Price owned by Borrower), and collectively all of them.

         NET INCOME (OR LOSS). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or loss) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

         NON-RECOURSE INDEBTEDNESS. Indebtedness for borrowed money of a Person which is secured by one or more parcels of Real Estate and related personal property or interests therein and is not a general obligation of such Person, the holder of such Indebtedness having recourse solely to the parcels of Real Estate, the personal property related thereto and the leases, rents and profits relating thereto specifically pledged as security for such Indebtedness.

         NON-TRADITIONAL REAL ESTATE ASSETS. All assets of a Person other than
(a) Land and income producing office, retail, hotel or industrial properties,
(b) mortgages or notes receivable with respect to Land or income producing office, retail, hotel or industrial properties and (c) direct or indirect ownership interests in any Person that owns Land or income producing office, retail, hotel or industrial properties.

         NOTES. See Section 2.4.

         NOTES RECEIVABLE. Any notes held by the Borrower which meet all of the following conditions: (i) no event which with the passage of time or the giving of notice, or both, might constitute a default shall have occurred under the applicable note or related loan documents, (ii) the note and the related documents shall be owned by the Borrower free and clear of all Liens, and (iii) the underlying collateral provides a loan to value ratio of no more than sixty-five percent (65%) on all senior and subordinated third-party indebtedness secured thereby and shall not have any material title, survey, environmental or other defects.

         NOTES RECEIVABLE DOCUMENTS. Any and all notes, instruments, documents or other agreements evidencing, securing or otherwise relating to the Notes Receivable.

         NOTICE. See Section 19.

         OBLIGATIONS. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

         OPERATING COMPANY. Joint ventures, partnerships, limited liability companies or other entities which are primarily real estate related operating companies in which the Borrower owns a Partnership Interest.

         ORGANIZATIONAL AGREEMENTS. See Section 6.25.

         OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         PARTNERSHIP INTERESTS. The ownership interests (determined based on the right to receive cash flow and other distributions) of the Borrower, whether such interest is evidenced by a partnership interest or otherwise, in Operating Companies or Joint Ventures which meet all of the following conditions: (i) the Borrower directly or indirectly holds at least a fifty percent (50%) interest in each such entity; (ii) the Borrower has control over all major and day-to-day decisions with respect to the operation of each such entity; and (iii) unless otherwise approved by the Agent, each such entity's accounts are consolidated with the accounts of the Borrower in the Borrower's consolidated financial statements according to generally accepted accounting principles.

         PERMITTED LIENS. Liens, security interests and other encumbrances permitted by Section 8.2.

         PERSON. Any individual, corporation, partnership, trust, limited liability company, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         PLEDGE AGREEMENT. That certain Amended and Restated Assignment of Interests of even date herewith from Borrower for the benefit of Agent, as security for the Obligations, as the same may be modified or amended.

         PRICE. Price Enterprises, Inc., a Maryland corporation.

         PRICE LOAN DOCUMENTS. All documents and instruments evidencing, securing or otherwise relating to the $15,000,000.00 loan from Price to the Borrower made on or about July 5, 2000, such documents and instruments being more particularly described in SCHEDULE 2 attached hereto and made a part hereof.

         PROSPECTUS. The Information Statement of the Borrower dated March 24, 1998.

         REAL ESTATE. All real property at any time owned 100% in fee simple or leased (as lessee or sublessee) by the Borrower, any of its Subsidiaries, any Joint Venture or any Operating Company.

         RECORD. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         REFERENCE BANK. The Agent.

         REGISTER. See Section 18.2.

         RELEASE. See Section 6.17(c)(iii).

         REQUIREMENTS. See Section 6.24(e).

         REQUISITE BANKS. As of any date, the Bank or Banks whose aggregate Commitment Percentage is equal to or greater than the required percentage, as determined by the Banks, required to approve such matter, as disclosed by the Agent to the Borrower from time to time.

         RESERVE PERCENTAGE. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves (including, without limitation, all base, supplemental, marginal and other reserves) under Regulation

D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

         SEC. The federal Securities and Exchange Commission.

         SECURED DEBT. Indebtedness of the Borrower or any of its Subsidiaries that is secured by a lien or is subject to a negative pledge; provided that no such Secured Debt may be secured by or subject to a negative pledge on any of the Negative Pledge Assets.

         SECURITY DOCUMENTS. The Pledge Agreement and any further collateral assignments to the Agent for the benefit of the Banks, including, without limitation, UCC-1 financing statements executed and delivered in connection therewith.

         SHAREHOLDERS' EQUITY. At any date, an amount equal to Consolidated Total Assets of the Borrower MINUS Consolidated Total Liabilities of the Borrower. Without limiting any other provision of this Agreement, Shareholders' Equity shall not include the minority interest of any other Person other than the Borrower in any Subsidiary or other Person in which the Borrower has an Investment.

         SHORT-TERM INVESTMENTS. Investments described in subsections (a) through (g), inclusive, of Section 8.3. For all purposes of this Agreement and the other Loan Documents, the value of Eligible Short-term Investments at any time shall be the current market value thereof determined in a manner reasonably satisfactory to the Agent.

         STATE. A state of the United States of America.

         SUBSIDIARY. Collectively, (a) any corporation, association, partnership, trust, limited liability company or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests, (b) any other entity the accounts of which are consolidated with the accounts of the designated parent, and (c) as to the Borrower, the Operating Companies and the Joint Ventures.

         TAXES. All taxes, however denominated, including any interest, penalties, or other additions to tax that may become due or payable in respect thereof, imposed by any federal, territorial, state, local, or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Borrower is assessed, required to pay, withhold, or collect for any period.

         TEST PERIOD. See Section 9.5.

         TOTAL COMMITMENT. The sum of the Commitments of the Banks, as in effect from time to time. As of the date of this Agreement, the Total Commitment is $15,000,000.00, provided that the Total Commitment shall automatically decrease to $10,000,000.00 on December 31, 2000.

         TYPE. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

         VOTING INTERESTS. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

         WELLS FARGO LOAN DOCUMENTS. All documents and instruments evidencing, securing or otherwise relating to the loan evidenced by that certain First Amended and Restated Revolving Agreement dated as of February 24, 2000 among Price, Wells Fargo Bank, National Association, individually and as agent, FNB and certain other parties, such documents and instruments being more particularly described on SCHEDULE 3 attached hereto and made a part hereof.

         Section 1.2. RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

                  (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

                  (i) Reference to a particular "Section", refers to that section of this Agreement unless otherwise indicated.

                  (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

         Section 2. THE REVOLVING CREDIT FACILITY

         Section 2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower for the purposes set forth in Section 7.11 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment, PROVIDED, that, in all events no Default or Event of Default shall have occurred and be continuing; and PROVIDED, FURTHER, that the outstanding principal amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment LESS the amount of the Interest Reserve. The Loans shall be made PRO RATA in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Loan, and Section 11, in the case of all other Loans, have been satisfied on the date of such request. No Bank shall have any obligation to make Loans to the Borrower in the maximum aggregate principal amount outstanding of more than the principal face amount of its Note. Notwithstanding anything herein to the contrary, the Banks shall have no obligation to make Loans to the Borrower in the maximum aggregate principle amount of more than (a) $15,000,000.00 at any time prior to December 31, 2000 and (b) $10,000,000.00 at any time on or after December 31, 2000.

         Section 2.2. FACILITY FEE. The Borrower agrees to pay to the Agent for the account of the Banks in accordance with their respective Commitment Percentages a facility fee calculated at the rate per annum as set forth below on the daily amount by which the Total Commitment exceeds the outstanding principal amount of Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. The facility fee shall be calculated for each day based on the ratio (expressed as a percentage) of (a) the daily amount of the outstanding principal amount of the Loans during such quarter to (b) the Total Commitment at the rate of 0.50%. The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Commitments shall be reduced or shall terminate as provided in Section 2.3, with a final payment on the Maturity Date.

         Section 2.3. REDUCTION AND TERMINATION OF COMMITMENT. The Borrower shall have the right at any time and from time to time upon five Business Days' prior written notice to the Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof (provided that in no event shall the Total Commitment be reduced to an amount less than $5,000,000.00) or to terminate entirely the unborrowed portion of the Commitments, whereupon the Commitments of the Banks shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty (unless such termination or reduction requires repayment of a LIBOR Rate
Loan); provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the Outstanding Loans would exceed the Commitments of the Banks as so terminated or reduced. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any facility fee under
Section 2.2 then accrued on the amount of the reduction. No reduction or termination of a Commitment may be reinstated.

         Section 2.4. NOTES. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT A hereto (collectively, the "Notes"), dated the date of this Agreement and completed with appropriate insertions. One Note shall be payable to the order of each Bank in the principal face amount equal to such Bank's Commitment and shall be payable as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due. By delivery of the Notes, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the indebtedness evidenced by the "Notes" as defined in the Original Credit Agreement, which indebtedness is instead allocated among the Banks as of the date hereof and evidenced by the Notes in accordance with their respective Commitment Percentages.

         Section 2.5. INTEREST ON LOANS.

                  (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Base Rate plus two and three-quarters percent (2.75%).

                  (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of the LIBOR Rate determined for such Interest Period plus three and three-quarters percent (3.75%).

                  (c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

                  (d) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in Section 4.1.

         Section 2.6. REQUESTS FOR LOANS.

                  (a) Except with respect to the initial Loan on the Closing Date, the Borrower (a) shall notify the Agent of a potential request for a Loan as soon as possible, and (b) shall give to the Agent written notice in the form of EXHIBIT B hereto (or telephonic notice confirmed in writing in the form of EXHIBIT B hereto) of each Loan requested hereunder (a "Loan Request") no less than one (1) Business Day prior to the proposed Drawdown Date with respect to Base Rate Loans and three (3) Business Days prior to the proposed Drawdown Date with respect to LIBOR Rate Loans. Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain (i) a statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of Section 7.11), and (ii) a certification by the chief financial or chief accounting officer of the Borrower that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan, and that, after giving effect to the making of such Loan, the amount of undisbursed Loan proceeds equals or exceeds the amount of the Interest Reserve. Promptly upon receipt of any Loan Request, the Agent shall notify each of the Banks thereof. Except as provided in this
Section 2.6, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date, provided that, in addition to the Borrower's other remedies against any Bank which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Bank fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further that the Borrower shall be liable in accordance with the terms of this Agreement to any Bank which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages incurred by such Bank as a result of the Borrower's election to revoke such Loan Request. Nothing herein shall prevent the Borrower from seeking recourse against any Bank that fails to advance its proportionate share of a requested Loan as required by this Agreement. The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Banks no later than three (3) Business Days prior to the Drawdown Date. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof (except for Loan Requests made on an Interest Payment Date made solely for the purpose of paying accrued and unpaid interest on the Loans), or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; PROVIDED, HOWEVER, that there shall be no more than five (5) LIBOR Rate Loans outstanding at any one time.

                  (b) By execution hereof, the Borrower agrees that in the event the Borrower fails to make an interest payment by 11:00 a.m. (Boston time) on any Interest Payment Date the Agent, without the necessity of any further authorization (the Borrower hereby authorizing the Agent to do

so), may disburse directly to itself for the account of the Banks rather than to the Borrower, out of the undisbursed Loan proceeds such sums as are necessary to pay, on such Interest Payment Date, the accrued and unpaid interest on the Loans. Upon disbursement, the amount that is disbursed shall be disbursed PRO RATA by the Banks and shall be added to the then Outstanding principal balance of the Loans and shall bear interest at the Base Rate and shall constitute a Base Rate Loan hereunder as if, and with the same effect as though, the Borrower had submitted a Loan Request therefor. Upon the occurrence of an Event of Default under this Agreement or any other Loan Document, the Agent shall have the right, but not the obligation, to continue to disburse Loan proceeds to pay, on any Interest Payment Date, accrued interest on the Loans. Nothing contained herein shall in any way relieve the Borrower of its obligation to make interest payments as and when provided hereunder.

         Section 2.7. FUNDS FOR LOANS.

                  (a) Not later than 1:30 p.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.1. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks by crediting such amount to the account of the Borrower maintained at the Agent's Office. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Bank so failing or refusing, provided that the Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Loan which is not fully funded in accordance with the Borrower's Loan Request subject to the terms of Section 2.6. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority position as against the Bank or Banks so failing or refusing for such Loans as provided in Section 12.4.

                  (b) Unless Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to Agent such Bank's pro rata share of a proposed Loan, Agent may in its discretion assume that such Bank has made such Loan available to Agent in accordance with the provisions of this Agreement and Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrower, and such Bank shall be liable to the Agent for the amount of such advance.

         Section 3. REPAYMENT OF THE LOANS.

         Section 3.1. STATED MATURITY. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         Section 3.2. MANDATORY PREPAYMENTS.

                  (a) If at any time the aggregate outstanding principal amount of the Loans exceeds the Total Commitment less the amount of the Interest Reserve, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Loans. The Borrower acknowledges and agrees that on December 31, 2000 the amount of the Total Commitment shall be reduced to $10,000,000.00 and that the Borrower shall be required to immediately pay to the Agent, for the account of the Banks, the amount by which the Outstanding principal balance of the Loans exceeds $10,000,000.00.

                  (b) All of the Borrower's interest in the gross proceeds of
(i) any repayment or prepayment of a principal portion of a note receivable and
(ii) each and every sale or refinancing of or other capital event with respect to any asset of the Borrower (including a casualty or condemnation or return of capital with respect to real estate assets of the Borrower and its Subsidiaries whether held directly or indirectly), less all reasonable costs, expenses and commissions paid to unrelated parties and less any Indebtedness (other than the Obligations) secured by such asset to be satisfied as a part of such sale or refinance and any Indebtedness required to be paid to Price pursuant to the terms of the Price Loan Documents and excluding any real property received in connection with a like-kind exchange and any proceeds from a sale of a pad site or out- parcel the proceeds from which are reinvested in the Person making such sale in a manner satisfactory to the Agent, and (iii) unless otherwise waived by Agent, each and every sale, financing, or refinancing of, or transaction which results in the dilution of, the Borrower's direct or indirect ownership interest in any Person, shall be promptly paid by the Borrower to the Agent for the account of the Banks as a prepayment of the Loans to the extent of the outstanding balance of the Loans. Borrower agrees that Borrower shall, promptly upon Borrower's belief that such event may occur, provide notice to Agent of any proposed or contemplated (i) repayment or prepayment of a principal portion of any note receivable or (ii) sale, refinancing or other capital event with respect to any asset of Borrower. Additionally, Borrower agrees to provide to Agent notice of any scheduled repayment or prepayment of a principal portion of a note receivable not less than ten (10) days but not more than thirty (30) days prior to the scheduled date thereof.

         Section 3.3. OPTIONAL PREPAYMENTS. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; PROVIDED, that the full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this
Section 3.3 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to Section 4.7. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three (3) Business Days prior written notice of any prepayment pursuant to this Section
3.3 of any Base Rate Loans and at least four (4) LIBOR Business Days notice of any proposed prepayment pursuant to this Section 3.3 of LIBOR Rate Loans, in each case specifying the proposed date of payment of Loans and the principal amount to be paid.

         Section 3.4. PARTIAL PREPAYMENTS. Each partial prepayment of the Loans under Section 3.2 and Section 3.3 shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

         Section 3.5. EFFECT OF PREPAYMENTS. Amounts of the Loans prepaid under
Section 3.2 and Section 3.3 prior to the Maturity Date may be reborrowed as provided in Section 2.

         Section 3.6. PROCEEDS FROM DEBT OR EQUITY OFFERING. Unless otherwise waived by the Agent, the Borrower shall cause all gross proceeds of each and every Debt Offering and Equity Offering, less all reasonable costs, fees, expenses, underwriting commissions, fees and discounts incurred in connection therewith, to be paid to the Agent for the account of the Banks as a prepayment of the Loans within thirty (30) days of the date of such offering to the extent of the outstanding balance of the Loans.

         Section 4. CERTAIN GENERAL PROVISIONS.

         Section 4.1. CONVERSION OPTIONS.

                  (a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; PROVIDED that
(i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least four LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than five (5) LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. Promptly upon receipt of any such Conversion Request, the Agent shall notify each of the Banks thereof. All or any part of the outstanding Loans of any Type may be converted as provided herein, PROVIDED that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $1,000,000 or a LIBOR Rate Loan in an aggregate principal amount of less than $2,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

                  (b) Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1; PROVIDED that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

                  (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

         Section 4.2. CLOSING FEE. The Borrower has paid to FNB a facility and loan structuring fee pursuant to the Agreement Regarding Fees, which fees have been fully earned and non-refundable.

         Section 4.3. [INTENTIONALLY OMITTED]

         Section 4.4. FUNDS FOR PAYMENTS.

                  (a) All payments of principal, interest, facility fees, closing fees, and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Office, not later than 11:00 a.m. (Boston time) on the day when due, in each case in lawful money of the United States in immediately available funds. The Agent is hereby authorized to charge the account of the Borrower with FNB, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

                  (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

                  (c) Each Bank organized under the laws of a jurisdiction outside the United States, if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Bank,
(ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Bank; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrower of its obligations under
Section 4.4(b). In the event that the Borrower shall have delivered the certificates or vouchers described above for any payments made by the Borrower and such Bank receives a refund of any taxes paid by the Borrower pursuant to Section 4.4(b), such Bank will pay to the Borrower the amount of such refund promptly upon receipt thereof; PROVIDED that if at any time thereafter such Bank is required to return such refund, the Borrower shall promptly repay to such Bank the amount of such refund.

         Section 4.5. COMPUTATIONS. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered PRIMA FACIE evidence of such amount.

         Section 4.6. INABILITY TO DETERMINE LIBOR RATE. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine in the exercise of its good faith business judgment that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

         Section 4.7. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

         Section 4.8. ADDITIONAL INTEREST. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in
Section 12.1, the Borrower will pay to the Agent upon demand for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate applicable to such LIBOR Rate Loan (including any spread over such LIBOR Rate) MINUS (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable and that a Bank shall not be obligated or required to have actually obtained funds at the LIBOR Rate or to have actually reinvested such amount as described above). Such amount shall be reduced to present value by using the rate on the United States Treasury Securities described in the foregoing sentence and the number of days remaining in the unexpired portion of the Interest Period in question.

         Section 4.9. ADDITIONAL COSTS, ETC. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

                  (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit from, or commitments of an office of any Bank, or

                  (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

                           (i) to increase the cost to any Bank of making,
funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment; or

                           (ii) to reduce the amount of principal, interest or
other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans; or

                           (iii) to require such Bank or the Agent to make any
payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent. Notwithstanding the foregoing, the Borrower shall have the right, in lieu of making the payment referred to in this Section 4.9, to prepay the Loans and terminate the Commitments within thirty (30) days of such demand and avoid the payment of the amounts otherwise due under this Section 4.9, provided, however, that the Borrower shall be required to pay together with such prepayment of the Loans all other costs, damages and expenses otherwise due under Section 4.8 of this Agreement.

         Section 4.10. CAPITAL ADEQUACY. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation, guideline, directive or request (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority, central bank or comparable agency charged with the administration thereof, or
(b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount setting forth the Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, the Borrower shall have the right, in lieu of making the payment referred to in this Section 4.10, to prepay the Loans and terminate the Commitments within thirty (30) days of such demand and avoid the payment of the amounts otherwise due under this Section 4.10, provided, however, that the Borrower shall be required to pay together with such prepayment of the Loans all other costs, damages and expenses otherwise due under Section 4.8 of this Agreement.

         Section 4.11. INDEMNITY OF BORROWER. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request.

         Section 4.12. INTEREST ON OVERDUE AMOUNTS; LATE CHARGE. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum which is five percent (5.00%) per annum above the rate(s) of interest otherwise payable from time to time under this Agreement until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to five percent (5%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid within ten days of the date when due.

         Section 4.13. CERTIFICATE. A certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, Section 4.11 or
Section 4.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

         Section 4.14. LIMITATION ON INTEREST. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

         Section 5. SECURITY; RELEASE.

         The Obligations of the Borrower shall be secured by (i) a perfected first priority lien and security interest to be held by the Agent for the benefit of the Banks in 4,016,940 shares of common stock of Price owned by the Borrower, pursuant to the terms of the Security Documents, and (ii) such additional collateral from the Borrower as the Agent for the benefit of the Banks from time to time may accept as security for the Obligations of the Borrower, with the consent of the Requisite Banks, which consent may be given or withheld in the sole discretion of the Requisite Banks. Notwithstanding the foregoing, the Agent and the Banks agree that promptly following Agent's receipt of the prepayment required by the second sentence of
Section 3.2 (a) Agent shall, at Borrower's cost and expense, release from the lien of the Security Documents 1,316,940 shares of common stock of Price evidenced by Certificate Number 4007 so that thereafter the Loans shall be secured by 2,700,000 shares of Price common stock. Borrower agrees to execute and deliver such documents as Agent may reasonably request in connection with the release of the 1,316,940 shares of Price common stock.

         Section 6. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Agent and the Banks as follows:

         Section 6.1. CORPORATE AUTHORITY, ETC.

                  (a) INCORPORATION; GOOD STANDING. The Borrower is a Delaware corporation duly organized pursuant to its Articles of Incorporation and amendments thereto filed with the Secretary of the State of Delaware and is validly existing and in good standing under the laws of Delaware. The Borrower
(i) has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated, and (ii) to the extent required, is in good standing as a foreign entity and is duly authorized to do business in all jurisdictions where the Real Estate owned by it is located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of Borrower. All of the capital stock of the Borrower has been issued in compliance with all applicable laws.

                  (b) SUBSIDIARIES; OPERATING COMPANIES. Each of the Subsidiaries of the Borrower and the Operating Companies (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing and is duly authorized to do business in each jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the such Person.

                  (c) AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of Borrower, (ii) have been duly authorized by all necessary proceedings on the part of Borrower, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Borrower or the Collateral is subject or any judgment, order, writ, injunction, license or permit applicable to Borrower,
(iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, declaration of trust or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, Borrower or any of its properties (including, specifically, but without limitation, the Collateral) or to which Borrower is subject (including, specifically, but without limitation, the organizational agreements of Price and all documents, instruments or agreements in any way relating to the Collateral), and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of Borrower.

                  (d) ENFORCEABILITY. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower is or is to become a party are valid and legally binding obligations of Borrower enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 6.2. APPROVALS. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which Borrower is a party and the transactions contemplated hereby and thereby do not require the approval or consent of any Person or the authorization, consent or approval of, or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

         Section 6.3. TITLE TO PROPERTIES. The Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and each Operating Company owns all of the assets reflected in the balance sheet of such Operating Company, as of the Balance Sheet Date or acquired since that date except the minority interests reflected therein (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens. Without limiting the foregoing, the Borrower and its Subsidiaries and the Operating Companies have good and marketable fee simple title to all real property reasonably necessary for the operation of its business in whole, free from all liens or encumbrances of any nature whatsoever, except for Permitted Liens. The Borrower or one of its Subsidiaries or the Operating Companies, as the case may be, is the insured under owner's policies of title insurance covering all real property owned by it, in each case in an amount not less than the purchase price for such real property.

         Section 6.4. FINANCIAL STATEMENTS. The Borrower has furnished to the
Agent: (a) the consolidated balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date and their related consolidated statements of operations and cash flows for the period then ended certified by an officer of the Borrower, and (b) certain other financial information relating to the Borrower, the Notes Receivable, the Partnership Interests, its other assets and the Operating Companies. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower, its Subsidiaries and the

Operating Companies as of such dates and the results of the operations of the Borrower, its Subsidiaries and the Operating Companies and their respective assets for such periods. There are no liabilities, contingent or otherwise, of the Borrower, any of its Subsidiaries or any of the Operating Companies involving material amounts not disclosed in said financial statements and the related notes thereto.

         Section 6.5. NO MATERIAL CHANGES. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower or in the financial condition or business of each Operating Company as shown on or reflected in the balance sheet of such Operating Company, as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.

         Section 6.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower and its Subsidiaries and the Operating Companies possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

         Section 6.7. LITIGATION. Except as set forth on SCHEDULE 6.7 attached hereto and made a part hereof, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such Person threatened against the Borrower, any of its Subsidiaries or any of the Operating Companies before any court, tribunal, administrative agency or board, mediator or arbitrator that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien, security title or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents. There are no material judgments outstanding against or affecting the Borrower, any of its Subsidiaries or any of the Operating Companies or any of their properties.

         Section 6.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrower, any of its Subsidiaries nor any of the Operating Companies is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of the Borrower, any of its Subsidiaries nor any of the Operating Companies is a party to any mortgage, indenture, contract, agreement or other instrument that has or is expected, in the judgment of the officers or partners of such Person, to have any materially adverse effect on the business, assets or financial condition of any of them.

         Section 6.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrower, any of its Subsidiaries nor any of the Operating Companies is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

         Section 6.10. TAX STATUS. The Borrower, each of its Subsidiaries and the Operating Companies (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, except in such cases as a valid extension has been obtained, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim.

         Section 6.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         Section 6.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrower, any of its Subsidiaries nor any of the Operating Companies is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of such Persons an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         Section 6.13. ABSENCE OF U.C.C. FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower or its Subsidiaries or rights thereunder.

         Section 6.14. CERTAIN TRANSACTIONS. Except as set forth in the Prospectus and other arms-length transactions on terms that would be acceptable to an unaffiliated entity, none of the partners, officers, trustees, directors, or employees of the Borrower or any of its Subsidiaries is a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as partners, employees, officers, trustees and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         Section 6.15. EMPLOYEE BENEFIT PLANS. The Borrower and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither the Borrower nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the Collateral or Negative Pledge Assets constitutes a "plan asset" of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.

         Section 6.16. REGULATIONS T, U AND X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. The Borrower is not engaged, nor will it engage, principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

         Section 6.17. ENVIRONMENTAL COMPLIANCE. The Borrower has taken or caused to be taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, makes the following representations and warranties.

                  (a) To the best of the Borrower's knowledge with respect to any Real Estate, except as set forth in SCHEDULE 6.17, none of the Borrower, its Subsidiaries, the Operating Companies or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves the Real Estate and would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower, or any of its Subsidiaries or any Operating Company.

                  (b) Neither the Borrower, any of its Subsidiaries nor any Operating Company has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any of its Subsidiaries or any Operating Company conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                  (c) To the best of the Borrower's knowledge, with respect to any Real Estate, except as set forth in SCHEDULE 6.17, or in the case of Real Estate acquired after the date hereof, except as may be disclosed in writing to the Agent upon the acquisition of the same: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of such Real Estate except for such tanks as are monitored and maintained in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrower, any of its Subsidiaries or any Operating Company or the operators of any of their properties, no Hazardous Substances have been generated or are being used on the Real Estate of such Person except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from such Real Estate or on, upon, into or from the other properties of the Borrower, any of its Subsidiaries or any Operating Company, which Release would have a material adverse effect on the value of any of such Real Estate or adjacent properties or the environment; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of such Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, such Real Estate; and (v) any Hazardous Substances that have been generated on any of such Real Estate have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge operating in compliance with such permits and applicable Environmental Laws. Upon the receipt by the Agent of any such disclosure, the Agent shall promptly notify the Banks thereof.

                  (d) To the best of the Borrower's knowledge and belief, neither the Borrower, its Subsidiaries, the Operating Companies nor any Real Estate of such Person is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Security Deeds or to the effectiveness of any other transactions contemplated hereby.

         Section 6.18. SUBSIDIARIES; OPERATING COMPANIES. SCHEDULE 6.18 sets forth all of the Subsidiaries of the Borrower and all of the Operating Companies. The form and jurisdiction of organization of each of the Subsidiaries and Operating Companies, the Borrower's and each other Person's ownership interest therein and the other owners thereof (if any), and the Real Estate owned by such Subsidiary or Operating Company is set forth in said SCHEDULE 6.18.

         Section 6.19. LOAN DOCUMENTS. All of the representations and warranties of the Borrower made in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and the Borrower has not failed to disclose such information as is necessary to make such representations and warranties not misleading. The information, reports, financial statements, exhibits and schedules (excluding projections which have been proposed in good faith) furnished by the Borrower to the Agent and the Banks in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein not misleading. All written information furnished after the date hereof by the Borrower to the Agent or the Banks in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, correct and accurate in every material respect and shall not omit to state any material fact necessary to make the statements herein or therein not misleading, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

         Section 6.20. PROPERTY. All of the Borrower's, its Subsidiaries' and the Operating Companies' properties are in good repair and condition, subject to ordinary wear and tear. The Borrower further has completed or caused to be completed an appropriate investigation of the environmental condition of each such property as of the later of the date of the Borrower's or such Subsidiaries' or Operating Companies' purchase thereof or the date upon which such property was last security for Indebtedness of the Borrower or such Subsidiary or Operating Company, including preparation of a "Phase I" report and, if appropriate, a "Phase II" report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that such property is not in violation of the representations and covenants set forth in this Agreement, unless such violation has been disclosed in writing to the Agent and remediation actions satisfactory to Agent are being taken. There are no unpaid or outstanding real estate or other taxes or assessments on or against any property of the Borrower, any of its Subsidiaries or any Operating Company which are payable by such Person (except only real estate or other taxes or assessments, that are not yet due and payable). Except as set forth in
SCHEDULE 6.20 hereto, there are no pending eminent domain proceedings against any property of the Borrower, its Subsidiaries or any Operating Company or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority which may individually or in the aggregate have any materially adverse effect on the business or financial condition of the Borrower. None of the property of Borrower, its Subsidiaries or any Operating Company is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate would have any materially adverse effect on the business or financial condition of the Borrower.

         Section 6.21. BROKERS. Neither the Borrower nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

         Section 6.22. OTHER DEBT. None of the Borrower or any of its Subsidiaries nor any Operating Company is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. The Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of the Borrower.

         Section 6.23. SOLVENCY. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans made or to be made hereunder, the Borrower is not insolvent on a balance sheet basis such that the sum of the Borrower's assets exceeds the sum of the Borrower's liabilities, the Borrower is able to pay its debts as they become due, and the Borrower has sufficient capital to carry on its business.

         Section 6.24. OTHER LOAN DOCUMENTS. The Borrower has delivered to the Agent true, correct and complete copies of the Price Loan Documents and the Wells Fargo Loan Documents.

         Section 6.25. PARTNERSHIP INTERESTS.

                  (a) All duties, obligations and responsibilities required to be performed by Borrower under any partnership agreement, operating agreement, shareholder agreement, contribution agreement or other agreement relating to the organization, capitalization or operation of the Operating Companies or the Joint Ventures (collectively the "Organizational Agreements"), have been performed, and no default or condition which with the passage of time or the giving of notice, or both, would constitute a default exists under any of the Organizational Agreements.

                  (b) A true, correct and complete copy of the Organizational Agreements, together with all amendments thereto, have been delivered to Agent. The Organizational Agreements have been duly authorized, executed and delivered by the parties thereto and are in full force and effect. Except for the Loan Documents and as set forth on SCHEDULE 6.25(b), the Borrower is not a party to or bound by any indenture, contract or other agreement which purports to prohibit, restrict, limit, or control the transfer or pledge of the Partnership Interests, the exercise of voting rights with respect to the Operating Company or the Joint Venture, as applicable, or the management of the Operating Company or the Joint Venture, as applicable.

         Section 6.26. NOTES RECEIVABLE.

                  (a) All duties, obligations and responsibilities required to be performed by Borrower with respect to any Notes Receivable Documents have been performed, and no default or condition which with the passage of time or the giving of notice, or both, would constitute a default exists under the Notes Receivable Documents.

                  (b) A true, correct and complete copy of the Organizational Agreements, together with all amendments thereto, have been delivered to Agent. The Notes Receivable Documents have been duly authorized, executed and delivered by the parties thereto and are in full force and effect.

                  (c) The Notes Receivable Documents evidence bona fide indebtedness owing to Borrower by the maker thereof, and no such maker has any rights to setoff, counterclaim or defenses with respect to the payment or performance of any obligations under the Notes Receivable Documents.

                  (d) No prepayment with respect to the Notes Receivable has been collected or received by Borrower or any prior holder thereof.

         Section 6.27. [INTENTIONALLY OMITTED]

         Section 6.28. SETOFF, ETC. The Collateral and the rights of the Agent and the Banks with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance or other claim or demand. Except for the restriction on transfer set forth in Price's Articles of Incorporation, the Borrower is not a party to or bound by any indenture, contract or other agreement which purports to prohibit, restrict, limit, or control (i) the transfer or pledge of the Collateral, or (ii) the exercise of voting rights with respect to the Collateral, and the Collateral is currently freely transferrable by Borrower.

         Section 6.29. [INTENTIONALLY OMITTED]

         Section 6.30. AGREEMENTS RELATING TO COLLATERAL. SCHEDULE 6.30 attached hereto and made a part hereof lists all documents, agreements and instruments of any kind or nature relating to the Collateral, including, without limitation, the transfer thereof. True, correct and complete copies of all such documents, instruments and agreements, together with all amendments thereto, have been delivered to Agent by Borrower. All duties, obligations and responsibilities required to be performed by the Borrower as of the date hereof under such documents, instruments and agreements have been performed, and no default or condition which with the passage of time or the giving of notice, or both, would constitute a default exists under any such documents, instruments and agreements.

         Section 6.31. OWNERSHIP OF PRICE. As of the date hereof, the total number of shares of authorized and issued common stock of Price is 13,309,006. Borrower owns 12,151,387 shares of the common stock of Price.

         Section 7. AFFIRMATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

         Section 7.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

         Section 7.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office at Excel Centre, 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128 or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

         Section 7.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries and the Operating Companies to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts for all taxes (including income taxes), depreciation, depletion and amortization of its properties and the properties of its Subsidiaries and of the Operating Companies, contingencies and other reserves. Neither the Borrower nor its Subsidiaries shall, without the prior written consent of the Requisite Banks, make any material change to the accounting procedures used by such Person in preparing the financial statements and other information described Section 6.4. The Borrower shall not, without the prior written consent of the Requisite Banks, change its fiscal year.

         Section 7.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver or cause to be delivered to each of the Banks:

                  (a) as soon as practicable, but in any event not later than 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year and the unaudited balance sheet of each Operating Company, and the related audited consolidated (or unaudited and unconsolidated with respect to the Operating Companies) statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by PriceWaterhouse Coopers or by another "Big Five" accounting firm and as to each Operating Company accompanied by a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the position of such Operating Company as of the date thereof, the Form 10-K filed with the SEC (unless the SEC has approved an extension, in which event the Borrower will deliver to the Agent and each of the Banks a copy of the Form 10-K simultaneously with delivery to the
SEC), and any other information the Banks may need to complete a financial analysis of the Borrower and its Subsidiaries as to the Borrower and its

Subsidiaries and of the Operating Companies, together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED that such accountants shall not be liable to the Agent or the Banks for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited balance sheet of each of the Operating Companies as at the end of such quarter, and the related unaudited consolidated (or unconsolidated with respect to each Operating Company) statements of income, changes in shareholder's equity and cash flows for the portion of the Borrower's and such Operating Companies' fiscal year then elapsed, all in reasonable detail and prepared in a manner and form reasonably acceptable to the Agent, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries and of the Operating Companies on the date thereof (subject to year-end adjustments), provided that in the event that the Borrower is required to file a Form 10-Q with the SEC, the Borrower shall provide to the Agent and each of the Banks a copy of the Form 10-Q filed with the SEC within 45 days after the end of the first three fiscal quarters of the Borrower (unless the SEC has approved an extension in which event the Borrower will deliver such copies to the Agent and the Banks simultaneously with delivery to the SEC) in lieu of the quarterly unaudited statements that would have otherwise been due at the end of such quarter;

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above and, upon Agent's request, within thirty (30) days of the filing by the Borrower of a Form 8-K with the SEC, or the filing with the SEC of any other document amending any other filing made by the Borrower, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of the Borrower in the form of EXHIBIT C hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date. The Compliance Certificate shall also be accompanied by the following:

                           (i) copies of a consolidated statement of EBITDA for such fiscal quarter for the Borrower and its Subsidiaries and a statement of cash flow for each Operating Company, prepared on a basis consistent with the statement furnished pursuant to Section 6.4, together with a certification by the chief financial or chief accounting officer of the Borrower that the information contained in such statement fairly presents the Consolidated EBITDA of the Borrower and its Subsidiaries and the cash flow of such Operating Company for the cash flow of such period;

                           (ii) promptly upon Price's receipt, copies of the quarterly REIT compliance reports/statements prepared by Ernst & Young;

                           (iii) a list setting forth the following information with respect to each new Subsidiary or Operating Company of the
         Borrower: (A) the name and structure of the Subsidiary or Operating Company, (B) a description of the property owned by such Subsidiary or Operating Company, and (C) such other information as the Agent may reasonably request;

                           (iv) a statement (A) listing each parcel of Real Estate and its location, date of acquisition, whether such Real Estate is owned by the Borrower or a Subsidiary, Operating Company or Joint Venture, size (square footage for retail, office and industrial building assets; and number of rooms for hotel/resort assets), occupancy level for the quarter most recently ended, acquisition cost, rolling four quarter Net Income and for retail, office and industrial building assets, the major tenants and percentage of gross leasable area occupied, (B) listing the Indebtedness of the Borrower and its Subsidiaries and of the Operating Companies (excluding Indebtedness of the type described in Sections 8.1(b)-(e)), which statement shall include, without limitation, a statement of the current outstanding amount of such Indebtedness and unfunded amounts available under any such facilities, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse, and (C) listing the Land and providing a brief summary of the status of the development of such Land and compliance with the development plan of Borrower in a format reasonably acceptable to the Agent;

                           (v) a statement listing the Notes Receivable, any modifications, amendments, cancellations, releases or surrenders of any of the Notes Receivable Documents, the current outstanding amount of the indebtedness evidenced thereby and the certification of the chief financial or chief accounting officer of the Borrower that the Notes Receivable comply with the terms of this Agreement; and

                           (vi) a Compliance Certificate prepared on a pro forma basis after giving effect to any proposed Investments, proposed incurrence of Indebtedness, changes to terms of existing Indebtedness or other contemplated events which might have a material adverse effect on the Borrower or its Subsidiaries.

                  (d) concurrently with the delivery of the financial statements described in subsection (b) above, a certificate signed by the President or Chief Financial Officer of the Borrower to the effect that, having read this Agreement, and based upon an examination which they deem sufficient to enable them to make an informed statement, there does not exist any Default or Event of Default, or if such Default or Event of Default has occurred, specifying the facts with respect thereto;

                  (e) [INTENTIONALLY OMITTED];

                  (f) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of Price, the Form 10-K of Price filed with the SEC (unless the SEC has approved an extension, in which event the Borrower will deliver to the Agent and each of the Banks a copy of the form 10-K of Price simultaneously with the delivery to the SEC) and, as soon as practicable, but in any event not later than forty-five (45) days after the end of the first three fiscal quarters of Price, the Form 10-Q of Price filed with the SEC (unless the SEC has approved an extension, in which event the Borrower will deliver to the Agent and each of the Banks a copy of the 10-Q of Price simultaneously with the delivery to the SEC);

                  (g) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Borrower or Price;

                  (h) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower;

                  (i) copies of all press releases of the Borrower and Price promptly after the release of the same and copies of all analyst reports promptly after Borrower's receipt of same; and

                  (j) from time to time such other financial data and information in the possession of the Borrower or its respective Subsidiaries or Operating Companies (including without limitation auditors' management letters, evidence of payment of taxes, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting any of such Persons) relating to the Borrower, the Collateral, the Real Estate, the other assets of the Borrower, or Price as the Agent may reasonably request.

         Section 7.5. NOTICES.

                  (a) DEFAULTS. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, any of its Subsidiaries or any Operating Company is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof or the existence of which claimed default might become an Event of Default under Section 12.1(g), the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                  (b) ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Agent (i) upon the Borrower obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substances at or from any Real Estate; (ii) of any violation of any Environmental Law that the Borrower, any of its Subsidiaries or any Operating Company reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency; and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves any Real Estate or has the potential to materially affect the assets, liabilities, financial conditions or operations of such Person.

                  (c) NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will give notice to the Agent in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, any of its Subsidiaries or any Operating Company or to which any of such Persons is or is to become a party involving an uninsured claim against such Person that could reasonably be expected to have a materially adverse effect on the Borrower and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten days of any judgment not covered by insurance, whether final or otherwise, against the Borrower, any of its Subsidiaries or any Operating Company in an amount in excess of $1,000,000.00.

                  (d) NOTICE OF PROPOSED SALES, ENCUMBRANCES, REFINANCE OR TRANSFER OF NON- MORTGAGED PROPERTY. The Borrower will give notice to the Agent of any proposed or completed sale, encumbrance, refinance or transfer of any assets within any fiscal quarter of the Borrower, such notice to be submitted together with the Compliance Certificate provided or required to be provided to the Banks under Section 7.4 with respect to such fiscal quarter. The Compliance Certificate shall with respect to any proposed or completed sale, encumbrance, refinance or transfer be adjusted in the best good-faith estimate of the Borrower to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer.

                  (e) NOTIFICATION OF CLAIMS AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Banks with respect to the Collateral, are subject.

                  (f) NOTIFICATION OF BANKS. Promptly after receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

         Section 7.6. EXISTENCE; MAINTENANCE OF PROPERTIES.

                  (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware corporation. The Borrower will cause each of its Subsidiaries and Operating Companies to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries and Operating Companies. The Borrower will, and will cause each of its Subsidiaries and Operating Companies to, continue to engage primarily in the businesses now conducted by it and in related businesses.

                  (b) Irrespective of whether proceeds of the Loans are available for such purpose, the Borrower (i) will cause all of its properties and those of its Subsidiaries and Operating Companies used or useful in the conduct of its business or the business of such Persons to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of its properties or on the financial condition, assets or operations of such Persons.

                  (c) The common stock of the Borrower and Price shall at all times be listed for trading and be traded on the New York Stock Exchange, the American Stock Exchange or NASDAQ.

         Section 7.7. INSURANCE. The Borrower will, at its expense, procure and maintain or cause to be procured and maintained insurance covering the Borrower, its Subsidiaries and Operating Companies and their respective properties in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

         Section 7.8. TAXES. The Borrower, its Subsidiaries and Operating Companies will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon their respective assets, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and if such Person shall have set aside on its books adequate reserves with respect thereto; and PROVIDED, FURTHER, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, such Person either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

         Section 7.9. INSPECTION OF PROPERTIES AND BOOKS. The Borrower shall permit the Banks, through the Agent or any representative designated by the Agent, at the Bank's expense to visit and inspect any of the properties of the Borrower or any of its Subsidiaries (including specifically, but without limitation, Price) or Operating Companies, to examine the books of account of the Borrower and its Subsidiaries and Operating Companies (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries (including specifically, but without limitation, Price) and Operating Companies with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request; provided that if an Event of Default shall have occurred, Borrower shall be responsible for the expense of such visits and inspections. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's normal business operations.

         Section 7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will comply with, and will cause each of its Subsidiaries and Operating Companies to comply in all respects with (i) all applicable laws, ordinances, regulations and requirements now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all mortgages, indentures, contracts, agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan or Note is outstanding or the Banks have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

         Section 7.11. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans solely (a) for payment of interest on the Loans, (b) to pay closing costs in connection with the facility contemplated hereby, (c) for the purposes set forth on SCHEDULE 7.11 attached hereto and made a part hereof, and (d) for such other purposes of the Borrower as the Agent in its discretion from time to time may agree to in writing.

         Section 7.12. FURTHER ASSURANCES. The Borrower will cooperate with, and will cause each of its Subsidiaries to cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

         Section 7.13. BUSINESS OPERATIONS. The Borrower and its Subsidiaries shall operate their respective businesses as described in the Prospectus and in compliance with the terms and conditions of this Agreement and the Loan Documents.

         Section 7.14. NOTES RECEIVABLE; PARTNERSHIP INTERESTS. In the event that with respect to any Notes Receivable or Partnership Interests, (a) any of the representations or warranties set forth in Section 6.25 or Section 6.26 shall be false or misleading in any respect upon the date when made or deemed to have been made or repeated, or (b) the Borrower shall fail to perform any of the terms, covenants or agreement set forth in Section 7.19 or Section 7.20 and such failure is not cured within thirty (30) days of receipt of written notice of such default, or (c) with respect to the Notes Receivable and the Partnership Interests, any event of the type described in Sections 12.1(h), (i) or (j) shall have occurred with respect to the maker of any of the Notes Receivable or the Operating Company or Joint Venture, as applicable, then such Notes Receivable or Partnership Interests and the income therefrom shall be excluded from the calculation of Consolidated Total Assets and Consolidated EBITDA.

         Section 7.15. LIMITING AGREEMENTS.

                  (a) Neither Borrower nor any of its Subsidiaries or Operating Companies has entered into or shall enter into, any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting Borrower's ability to pledge to Agent the Negative Pledge Assets which are owned by the Borrower as security for the Loans. Borrower shall take, and shall cause its Subsidiaries and Operating Companies to take, such actions as are necessary to preserve the right and ability of Borrower to pledge the Negative Pledge Assets as security for the Loans without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of Borrower, any of its Subsidiaries or any Operating Company. Nothing herein shall prohibit the ability of the Operating Companies and the Joint Ventures from pledging their respective assets as permitted in this Agreement.

                  (b) Borrower shall, upon demand, provide to the Agent such evidence as the Agent may reasonably require to evidence compliance with this
Section 7.15, which evidence shall include, without limitation, copies of any agreements or instruments which would in any way restrict or limit the Borrower's ability to pledge the Negative Pledge Assets as security for Indebtedness, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if the Negative Pledge Assets are pledged in the future as security for Indebtedness of the Borrower or any of its Subsidiaries.

         Section 7.16. [INTENTIONALLY DELETED].

         Section 7.17. MORE RESTRICTIVE AGREEMENTS. Without limiting the terms of Section 8.1, should the Borrower enter into or modify any agreements or documents pertaining to any existing or future Indebtedness, Debt Offering or Equity Offering, which agreements or documents include covenants (whether affirmative or negative), warranties, representations, defaults or events of default (or any other provision which may have the same practical effect as any of the foregoing) which are individually or in the aggregate more restrictive against the Borrower than those set forth herein or in any of the other Loan Documents, the Borrower shall promptly notify the Agent and, if requested by Requisite Banks, the Borrower, the Agent and the Requisite Banks shall promptly amend this Agreement and the other Loan Documents to include some or all or such more restrictive provisions as determined by the Requisite Banks in their sole discretion.

         Section 7.18. REIT STATUS. Price shall at all times comply with all requirements of applicable laws and regulations necessary to maintain its status as a real estate investment trust as defined in Section 856 of the Code and shall at all times elect to be treated as a real estate investment trust under the Code.

         Section 7.19. COVENANTS WITH RESPECT TO THE ORGANIZATIONAL AGREEMENTS.

                  (a) So long as this Agreement remains in effect, Borrower shall not modify, amend, cancel, release, surrender, terminate or permit the modification, amendment, cancellation, release, surrender or termination of, any of the Organizational Agreements or dissolve, liquidate, redeem, cancel, wind-up or permit the dissolution, liquidation, redemption, cancellation, winding-up or expiration of any of the Operating Companies, Joint Ventures, or the Organizational Agreements or seek or permit the partition of any of the assets of an Operating Company or a Joint Venture except upon the termination of the purposes of such Person without in each instance the prior written consent of Agent, which consent may be withheld by Agent in its sole and absolute discretion; provided, however, that the consent of the Agent shall not be required to any amendment or modification in the event that such modification or amendment of the Organizational Agreements does not affect or have an impact on the management of the Operating Company or Joint Venture, any voting rights, the rights to receive Distributions or payments under Notes Receivable, any provisions of the Organizational Agreements concerning actions that the Operating Company or Joint Venture is either authorized to do or that are ULTRA VIRES, or otherwise materially affect the Operating Company or Joint Venture.

                  (b) Borrower shall perform all of its respective duties, responsibilities and obligations under the Organizational Agreements. Borrower shall not, without the prior written consent of Agent, which consent may be withheld by Agent in its sole and absolute discretion, take or permit to be taken any action which could result in the sale, reduction, cancellation, dilution, diminution, conversion or withdrawal of any of the Partnership Interests, or omit to take any action necessary to prevent any such sale, reduction, cancellation, dilution, diminution, conversation or withdrawal.

                  (c) Borrower, at the request of Agent, shall take such actions as Agent may reasonably require to enforce the terms of the Organizational Agreements or any other contract, agreement or instrument included in, giving rise to, creating, establishing, evidencing or relating to the Partnership Interests or to collect or enforce any claim for payment or other right or privilege relating thereto.

         Section 7.20. NOTES RECEIVABLE.

                  (a) Borrower shall perform all of its respective duties, responsibilities and obligations under the Notes Receivable Documents.

                  (b) Borrower, at the request of Agent, shall take such actions as Agent may reasonably require to enforce the terms of the Notes Receivable Documents.

                  (c) In the event of a default of any nature under the terms and conditions of the Notes Receivable Documents, Borrower shall promptly deliver to Agent written notice of such default, which notice shall specify in reasonable detail the nature of such default.

         Section 7.21. COVENANTS REGARDING STOCK DOCUMENTS. The Borrower shall not, without the prior written consent of Agent, alter, modify, amend, or consent to or permit the alteration, modification or amendment of, any document, instrument or agreement relating to the Collateral, including, without limitation, those set forth on SCHEDULE 6.30 hereto. The Borrower shall perform all of its respective duties, responsibilities and obligations under the documents, agreements and instruments relating to the Collateral including, without limitation, those set forth on SCHEDULE 6.30 attached hereto. Borrower shall take such actions as may be reasonably required to enforce the terms of the documents, agreements and instruments relating to the Collateral including, without limitation, those set forth on SCHEDULE 6.30. Borrower shall not take or permit to be taken any action which could adversely affect the Collateral or the transferability thereof.

         Section 8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any of the Banks has any obligation to make any Loans:

         Section 8.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks arising under any of the Loan Documents;

                  (b) current liabilities of the Borrower and its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

                  (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f) Indebtedness in respect of reverse repurchase agreements having a term of not more than 180 days with respect to Investments described in
Section 8.3(d) or (e); and

                  (g) subject to the provisions of Section 9, Indebtedness described on SCHEDULE 8.1(g) attached hereto and made a part hereof; provided, however, the Borrower covenants and agrees not to modify, amend, supplement, vary, extend, or otherwise alter the terms of any of such Indebtedness or any of the documents evidencing or securing the same without the Agent's prior written consent; and provided further that neither the Borrower nor any of its Subsidiaries shall incur any "Future Debt" described on SCHEDULE 8.1(g) unless it shall have provided to the Banks prior written notice of the proposed incurrence of such Indebtedness, copies of the documents to be executed in connection therewith, a statement that no Default or Event of Default exists and a Compliance Certificate that the Borrower will be in compliance with its covenants referred to therein after giving effect to such incurrence. Borrower further agrees that it shall not obtain any loan under the proposed up to $5,000,000.00 loan facility described as item 5 under "Future Debt" on SCHEDULE 8.1(g) until Borrower has fully drawn the then available maximum amount of Loans permitted hereunder.

         Section 8.2. RESTRICTIONS ON LIENS, ETC. The Borrower will not, and will not permit its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors, subject to Borrower's rights pursuant to
Section 7.8; (e) assign, pledge or encumber any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or
(f) incur or maintain any obligation to any holder of Indebtedness of the Borrower or such Subsidiary which prohibits the creation or maintenance of any lien securing the Obligations (collectively "Liens"); PROVIDED that, subject to the provisions of Section 9, the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

                  (i) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

                  (ii) liens on properties other than the Collateral and the Negative Pledge Assets in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by Section 8.1(d) or Section 8.1(g);

                  (iii) encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property, landlord's or lessor's liens under leases to which the Borrower or any Subsidiary of the Borrower is a party, and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis; and

                  (iv) liens in favor of the Agent and the Banks as security for the Obligations.

         Section 8.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

                  (b) marketable direct obligations of any of the following:
Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

                  (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; PROVIDED, HOWEVER, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $2,500,000;

                  (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 1" if then rated by Moody's Investors Service, Inc., and not less than "A 1", if then rated by Standard & Poor's Corporation;

                  (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

                  (f) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection (a),
(b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

                  (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

                  (h) Subject to the provisions of Section 9.6 hereof, investments in fee interests in Real Estate including earnest money deposits relating thereto and transaction costs;

                  (i) Subject to Section 9.9, Investments in Affiliates of the Borrower the accounts of which are not consolidated with the accounts of Borrower or other entities the accounts of which are not consolidated with the accounts of Borrower and Investments in mortgages and notes receivables (including notes receivable from Subsidiaries and Affiliates);

                  (j) Subject to Section 9.9, Investments in Subsidiaries of the Borrower that are wholly-owned by the Borrower or in Operating Companies or Joint Ventures;

                  (k) Investments in Land, provided that any such individual Investment in Land (other than the current Investments in Land located in Anaheim, California (which shall include the Land with respect to which Borrower currently holds options to purchase in connection with the land assemblage for Borrower's proposed project to be known as Pointe Anaheim) and Scottsdale, Arizona) shall not exceed $20,000,000.00;

                  (l) Investments in any common or preferred stock issued by the Borrower which has been repurchased by the Borrower or any of its Subsidiaries, provided that in no event shall such Investments exceed two percent (2%) of the market capitalization of the Borrower;

                  (m) Investments in the common and preferred stock of Price Enterprises, Inc.;

                  (n) Investments in 3,500,000.00 common shares of Mace Security International, Inc. and in 250,000 common shares of U.S. Plastic Lumber Corp.; and

                  (o) Any other Investment deemed appropriate by the Borrower, provided that in no event shall such Investments exceed $5,000,000.00.

         Section 8.4. MERGER, CONSOLIDATION. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger, consolidation or other business combination, or agree to effect any asset acquisition, stock acquisition (except as otherwise provided herein) or other acquisition without the prior written consent of the Requisite Banks, which consent shall not be unreasonably withheld, except (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower and (ii) the merger or consolidation of two or more Subsidiaries of the Borrower.

         Section 8.5. SALE AND LEASEBACK. Without the prior written consent of the Agent, such consent not to be unreasonably withheld, the Borrower will not, and will not permit its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary thereof shall sell or transfer any Real Estate owned by it in order that then or thereafter such Person shall lease back such Real Estate; provided that the foregoing limitation shall not apply with respect to the administrative office of the Borrower.

         Section 8.6. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries or any Operating Company to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for Hazardous Substances used in the ordinary course of business in the operation of properties and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

         The Borrower shall:

                  (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Real Estate; and

                  (ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Real Estate of the Borrower, any of its Subsidiaries or any Operating Company (including without limitation any such Release or disposal occurring prior to the acquisition of such Real Estate by such Person) cause the prompt containment and removal of such Hazardous Substances and remediation of such Real Estate in full compliance with all applicable laws and regulations; PROVIDED, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Requisite Banks and no action shall have been commenced by any enforcement agency. The Requisite Banks may engage their own environmental engineer to review the environmental assessments and the Borrower's compliance with the covenants contained herein.

         At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Requisite Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Real Estate, or that any of the Real Estate is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Requisite Banks) obtain such environmental assessments of such Real Estate prepared by an environmental engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Real Estate and (ii) whether the use and operation of such Real Estate comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Real Estate including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Real Estate and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower.

         Section 8.7. DISTRIBUTIONS. Whether before or after an Event of Default, the Borrower shall not make any Distributions.

         Section 8.8. ASSET SALES. Neither the Borrower nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any Real Estate in excess of $10,000,000.00, any of the Negative Pledge Assets (except as the result of a condemnation or casualty and except for the granting of Permitted Liens, as applicable) or any interest in Millenia Car Wash, LLC, unless there shall have been delivered to the Banks a statement that no Default or Event of Default exists or will exist and a certification that the Borrower will be in compliance with its covenants referred to therein after giving effect to such sale, transfer or other disposition.

         Section 8.9. RESTRICTION ON PREPAYMENT OF INDEBTEDNESS. Neither Borrower nor any of its Subsidiaries shall (a) prepay, redeem or purchase the principal amount, in whole or in part, of any Indebtedness other than the Obligations after the occurrence of any Event of Default; provided, however, that this Section 8.9(a) shall not prohibit the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of Section 8.1 or (b) modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date of such Indebtedness.

         Section 8.10. INTEREST IN OPERATING COMPANIES AND JOINT VENTURES. Except as expressly permitted in Section 8.2, without the prior written consent of the Agent, the Borrower will not, directly or indirectly, make or permit to be made, by voluntary or involuntary means, any sale, assignment, transfer, disposition, mortgage, pledge, hypothecation or encumbrance of its interest in any Operating Company or Joint Venture or any dilution of its interest in any such Person. Borrower shall provide express written notice to Agent of the dilution of Borrower's interest in any Operating Company or Joint Venture, which notice shall be set forth in the first Compliance Certificate delivered to Agent subsequent to any such dilution.

         Section 8.11. NEGATIVE PLEDGE. The Borrower shall not convey as security, collaterally assign, option, mortgage, pledge, hypothecate, encumber or create any Lien encumbering any of the Negative Pledge Assets.

         Section 8.12. MODIFICATION OF PRICE LOAN DOCUMENTS. The Borrower will not, without the prior written consent of Agent, modify, amend, supplement or restate, or permit the modification, amendment, supplementing or restatement of, the Price Loan Documents.

         Section 9. FINANCIAL COVENANTS OF THE BORROWER.

         Section 9.1. [INTENTIONALLY OMITTED].

         Section 9.2. [INTENTIONALLY OMITTED].

         Section 9.3. LIABILITIES TO ASSETS RATIO. The Borrower will not permit the ratio of the Consolidated Total Liabilities of the Borrower and its Subsidiaries to the Consolidated Total Assets of the Borrower and its Subsidiaries to exceed 0.50 to 1.

         Section 9.4.  [INTENTIONALLY OMITTED].

         Section 9.5. FIXED CHARGE COVERAGE. Commencing with the fiscal quarter of the Borrower ending September 30, 2000, the Borrower will not permit the ratio of (a) the sum of (i) the Consolidated EBITDA of the Borrower and its Subsidiaries for any period of two (2) consecutive fiscal quarters of the Borrower (treated as a single accounting period) (the "Test Period") LESS (ii) Taxes for the Test Period (calculated (to the extent reasonably practicable) as if the Borrower, for all purposes of financial accounting, closed its books at the end of the applicable quarter and computed the total amount of Taxes that would be due or payable for such Test Period) to (b) the sum of (i) the Debt Service of the Borrower and its Subsidiaries for the Test Period PLUS (ii) the Capital Improvement Expenditures for the Test Period, to be less than 1.05 to 1.

         Section 9.6. SECURED DEBT TO ASSETS RATIO. The Borrower will not permit the ratio of the Secured Debt of the Borrower and its Subsidiaries (other than Price) to the Consolidated Total Assets of the Borrower and its Subsidiaries to exceed 0.50 to 1.

         Section 9.7. SHAREHOLDERS' EQUITY. The Borrower will not permit the Shareholders' Equity to be less than the sum of (a) $150,000,000.00 plus (b) ninety percent (90%) of the net proceeds from any Equity Offering of the Borrower made after the Closing Date.

         Section 9.8. VALUE ADJUSTMENTS. In the event that (a) any of the events set forth in Section 7.14 shall occur, or (b) at any time determined by the Agent, the ratio (expressed as a percentage) that the aggregate outstanding principal balance of any Indebtedness secured in whole or in part by assets of the Borrower or a Joint Venture bear to the value (as determined by the Agent in its good faith discretion) of its assets securing such Indebtedness, shall exceed seventy-five percent (75%), or (c) at any time determined by the Agent, the ratio (expressed as a percentage) that the aggregate outstanding principal balance of any Indebtedness secured in whole or in part by assets of a Subsidiary of Borrower (including any Operating Company) or direct or indirect beneficial interests therein bear to the value (as determined by the Agent in its good faith discretion) of its assets securing such Indebtedness, shall exceed a loan-to-value ratio customary for similar loans to companies engaged in the business in which such Subsidiary or Operating Company is engaged, or (d) with respect to any Indebtedness which is extended to a Subsidiary of Borrower (including any Operating Company) on an unsecured basis, at any time determined by the Agent the ratio of the liabilities to assets of such Person shall exceed a leverage ratio determined by the Requisite Banks in their sole discretion (exercised in good faith), then the Requisite Banks may in their sole discretion (exercised in good faith) adjust the value of the assets and Net Income of such Person (which adjustment may be to reduce such value) for purposes of calculation of the covenants set forth in Section 9 hereof.

         Section 9.9. REAL ESTATE ASSETS.

         The Borrower shall not permit the Borrower's aggregate interest (determined as provided in the definition of Consolidated Total Assets) in Non-Traditional Real Estate Assets to exceed twenty percent (20%) of the Borrower's Consolidated Total Assets.

         Section 10. CLOSING CONDITIONS.

         The obligations of the Agent and the Banks to make the initial Loans shall be subject to the satisfaction of the following conditions precedent on or prior to the date hereof:

         Section 10.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Requisite Banks. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Note.

         Section 10.2. CERTIFIED COPIES OF ORGANIZATIONAL DOCUMENTS. The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of each State in which the Borrower is organized, and by a duly authorized officer of such Person to be true and complete, of (a) the corporate charter of the Borrower and Price, as applicable, or (b) its qualification to do business, as applicable, as in effect on such date of certification.

         Section 10.3. BYLAWS; RESOLUTIONS. All action on the part of the Borrower necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Borrower true copies of their respective bylaws and the resolutions adopted by their respective boards of directors authorizing the transactions described herein, each certified by its secretary as of a recent date to be true and complete.

         Section 10.4. INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. The Agent shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized partner or officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrower a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name of and specimen signature of each individual who shall be authorized to make Loan and Conversion Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

         Section 10.5. OPINION OF COUNSEL. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Agent, from counsel of the Borrower, as to such matters as the Agent shall reasonably request.

         Section 10.6. PAYMENT OF FEES. The Borrower shall have paid to the Agent the fees required to be paid as of the Closing Date pursuant to Section 4.2.

         Section 10.7. [INTENTIONALLY OMITTED]

         Section 10.8. [INTENTIONALLY OMITTED]

         Section 10.9. [INTENTIONALLY OMITTED]

         Section 10.10. [INTENTIONALLY OMITTED]

         Section 10.11. [INTENTIONALLY OMITTED]

         Section 10.12. PERFORMANCE; NO DEFAULT. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

         Section 10.13. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower in the Loan Documents or otherwise made by or on behalf of the Borrower or any Subsidiaries or Operating Companies thereof in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

         Section 10.14. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

         Section 10.15. COMPLIANCE CERTIFICATE. A Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein (other than the covenant set forth in Section 9.5) as of the most recent fiscal quarter end for which the Borrower has provided financial statements under Section 6.4 adjusted in the best good faith estimate of the Borrower dated as of the date of the Closing Date shall have been delivered to the Agent.

         Section 10.16. [INTENTIONALLY OMITTED]

         Section 10.17. OTHER. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

         Section 11. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         Section 11.1. PRIOR CONDITIONS SATISFIED. All conditions set forth in
Section 10 shall continue to be satisfied as of the date upon which any Loan is to be made.

         Section 11.2. REPRESENTATIONS TRUE; NO DEFAULT. Each of the representations and warranties made by or on behalf of the Borrower contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         Section 11.3. NO LEGAL IMPEDIMENT. There shall be no law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

         Section 11.4. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         Section 11.5. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the Loan shall be satisfactory in substance and in form to the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         Section 11.6. BORROWING DOCUMENTS. In the case of any request for a Loan, the Agent shall have received a copy of the request for a Loan required by
Section 2.6 in the form of EXHIBIT C hereto, fully completed.

         Section 11.7. POST-CLOSING DELIVERIES. All "Post-Closing Items" as defined in, and required to be delivered to Agent pursuant to, the Amended and Restated Agreement Regarding Post Closing Items of even date herewith between Borrower, FNB and Agent, and all additional items required to be delivered to Agent pursuant thereto have been delivered to Agent in accordance with the terms thereof.

         Section 11.8. FUTURE ADVANCES TAX PAYMENT. As a condition precedent to any Bank's obligations to make any Loans available to the Borrower hereunder, the Borrower will pay to the Agent any intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with the payment of such tax. The provisions of this Section 11.8 shall be without limitation of the Borrower' obligations under other provisions of the Loan Documents, including without limitation Section 15 hereof.

         Section 12. EVENTS OF DEFAULT; ACCELERATION; ETC.

         Section 12.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure is not cured within five (5) days following receipt of written notice of such default, provided, however, that no such cure period shall apply to any payments due upon the maturity of the Notes;

                  (c) the Borrower shall fail to comply with any covenant contained in Section 7.4(c), Section 7.14 or Section 7.15;

                  (d) the Borrower shall fail to comply with any covenant contained in Section 9, and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent;

                  (e) the Borrower or any of its Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified above in this Section 12), and such failure is not cured within thirty (30) days following receipt of written notice of such default, provided, that the provisions of this Section 12.1(e) shall not pertain to any failure to provide insurance as required by Section 7.7 or to any default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

                  (f) any representation or warranty made by or on behalf of the Borrower, any of its Subsidiaries or any Operating Company in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false or misleading in any respect upon the date when made or deemed to have been made or repeated;

                  (g) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (h) the Borrower or any its Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

                  (i) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 60 days following the filing or commencement thereof;

                  (j) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than 60 days, whether or not consecutive, any uninsured final judgment against the Borrower or any of its Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against such Persons exceeds in the aggregate $25,000.00;

                  (l) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (m) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or any sale, transfer or other disposition of the assets of the Borrower other than as permitted under the terms of this Agreement or the other Loan Documents;

                  (n) any suit or proceeding shall be filed against the Borrower or any of its assets which in the good faith business judgment of the Requisite Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse affect on the ability of the Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents;

                  (o) the Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower;

                  (p) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Requisite Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  (q) without limiting Section 12.1(g), above, the occurrence of any "default," "Default," "event of default" or "Event of Default" under the Price Loan Documents or the Wells Fargo Loan Documents and such "default," "Default," "event of default" or "Event of Default" shall continue beyond any applicable grace or cure period contained therein;

                  (r) Gary Sabin shall cease to be the Chairman and Chief Executive Officer of, or Richard B. Muir shall cease to be the Chief Operating Officer of, the Borrower and a competent and experienced successor for such Person shall not be approved by the Requisite Banks within six (6) months of such event, such approval not to be unreasonably withheld;

                  (s) any Event of Default as defined in any of the other Loan Documents, shall occur;

                  (t) any warranty or representation of Price in any acknowledgment delivered to the Agent in connection with the Loan shall prove to have been false or misleading in any material respect upon the date when made or deemed to have been made or repeated, or Price shall fail to perform any term, covenant or agreement contained in any such acknowledgment;

                  (u) if at any time the common and preferred stock of Price is owned by less than two hundred (200) Persons;

                  (v) Price shall fail at any time to comply with all requirements of all applicable laws and regulations necessary to maintain its status as a real estate investment trust under Section 856 of the Code (a "REIT") or shall at any time fail to elect to be treated as a real estate investment trust under the Code; or

                  (w) if at any time more than forty percent (40%) of the value of the outstanding common and preferred shares of Price is owned, directly or indirectly, by four (4) or fewer Persons or Price shall have delivered a notice to Agent that the foreclosure by Agent upon the Collateral would cause Price to fail to comply with all requirements of applicable laws and regulations to maintain Price's status as a REIT;

then, and in any such event, the Agent may, and upon the request of the Requisite Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

         Notwithstanding the provisions of subsections (d) and (e) of Section 12.1, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve months immediately preceding the occurrence of such Default, there shall have occurred two periods of cure or portions thereof under any one or more than one of said subsections.

         Section 12.2. TERMINATION OF COMMITMENTS. If any one or more Events of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred, the Agent, upon the election of the Requisite Banks, may by notice to the Borrower terminate the obligation to make Loans to the Borrower. No termination under this Section 12.2 shall relieve the Borrower of its obligations to the Banks arising under this Agreement or the other Loan Documents.

         Section 12.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Banks, may, with the consent of the Requisite Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney's fees not to exceed fifteen percent (15%) of such portion of the Obligations.

         Section 12.4. DISTRIBUTION OF PROCEEDS. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of the Borrower or any other Person liable with respect to the Obligations (including the Collateral), such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent to protect or preserve the Collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Requisite Banks shall determine; PROVIDED, HOWEVER, that (i) in the event that any Bank shall have wrongfully failed or refused to make an advance under Section 2.7 and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks PRO RATA; and PROVIDED, further that the Requisite Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

                  (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

         Section 13. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         Section 14. THE AGENT.

         Section 14.1. AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create an agency or fiduciary relationship. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

         Section 14.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         Section 14.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         Section 14.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries or Operating Companies, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower, any of its Subsidiaries or Operating Companies or any maker of the Notes Receivable, or the value of the Collateral or any other assets of such Persons. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

         Section 14.5. PAYMENTS.

                  (a) A payment by the Borrower to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's PRO RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its PRO RATA share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         Section 14.6. HOLDERS OF NOTES. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         Section 14.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         Section 14.8. AGENT AS BANK. In its individual capacity, FNB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

         Section 14.9. RESIGNATION. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Requisite Banks shall have the right to appoint as a successor Agent any Bank or any other bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Requisite Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         Section 14.10. DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Requisite Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any other legal and equitable and other rights or remedies as it may have. The Requisite Banks may direct the Agent in writing as to the method and the extent of any such exercise, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, PROVIDED that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

         Section 15. EXPENSES.

         The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income except that the Agent and the Banks shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which the Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) all appraisal fees, engineer's fees, reasonable internal charges of the Agent (determined in good faith and in accordance with the Agent's internal policies applicable generally to its customers) for commercial finance exams and engineering and environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participations granted under Section 18.4), each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, the addition or substitution of other Collateral, and the making of each advance hereunder, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with
(i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower, (f) all reasonable actual fees, expenses and disbursements (including reasonable attorney's fees and costs) incurred by FNB in connection with the syndication of interests in the Loan by FNB, and (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with U.C.C. searches, U.C.C. filings, title rundowns, title searches or mortgage recordings. The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

         Section 16. INDEMNIFICATION.

         The Borrower agrees to indemnify and hold harmless the Agent and the Banks and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating


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


to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any brokerage, leasing, finders or similar fees, (b) any condition of the Real Estate, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, any of its Subsidiaries or any Operating Company, (e) the Borrower entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Real Estate, (f) the performance of any duty or obligation with respect to the Operating Company Interests or the Notes Receivable, or (g) with respect to the Borrower, its Subsidiaries and the Operating Companies and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; PROVIDED, HOWEVER, that the Borrower shall not be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods. The Agent or a Bank, as applicable, shall promptly notify the Borrower after the Agent or such Bank obtains actual knowledge of the claim to be indemnified pursuant to this Section 16; provided, that any failure or delay in providing such notice shall not relieve the Borrower of its obligations under this Section 16 except to the extent that the Borrower is actually prejudiced thereby. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

         Section 17. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, any of its Subsidiaries or any Operating Company pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, any of its Subsidiaries or any Operating

Company pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

         Section 18. ASSIGNMENT AND PARTICIPATION.

         Section 18.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Bank, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary of such Bank), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment, together with any Notes subject to such assignment, (d) in no event shall any voting, consent or approval rights of a Bank be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower, which rights shall instead be allocated PRO RATA among the other remaining Banks, (e) such assignee shall have a net worth as of the date of such assignment of not less than $500,000,000, unless otherwise approved by the Agent and the Borrower, and (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000, unless otherwise approved by the Agent. Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement, and (iii) the Agent may unilaterally amend SCHEDULE 1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower.

         Section 18.2. REGISTER. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.

         Section 18.3. NEW NOTES. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the


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


information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

         Section 18.4. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; PROVIDED that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such sale and participation shall not entitle such participant to any rights or privileges under this Agreement or the Loan Documents (including, without limitation, the right to approve waivers, amendments or modifications), (c) such participant shall have no direct rights against the Borrower except the rights granted to the Banks pursuant to Section 13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower. Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

         Section 18.5. PLEDGE BY BANK. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         Section 18.6. NO ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

         Section 18.7. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard lending practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

         Section 18.8. AMENDMENTS TO MORTGAGES. Upon any such assignment or participation, the Borrower shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

         Section 19. NOTICES.


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


         Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

         If to the Agent or any Bank, at the address set forth on the signature page for the Agent or such Bank; and

         If to the Borrower:

                           Excel Legacy Corporation
                           Excel Centre
                           17140 Bernardo Center Drive
                           Suite 300
                           San Diego, California 92128
                           Attention: Chief Financial Officer
                           Facsimile: (858) 485-8530

and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

         Section 20. RELATIONSHIP.

         The relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower. In addition, the Borrower agrees that notwithstanding any other relationship that FNB or any affiliate thereof may have with Borrower, in any proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar proceeding, the Borrower will not challenge the Banks' right to receive payment of the Obligations as a creditor of the Borrower on the grounds of the equitable subordination principles contained in Section 510 of the United States Bankruptcy Code (11 U.S.C. Section 101 ET seq.), as from time to time amended, or any similar provision under any applicable law. The covenants contained in this Section 20 are a material consideration and inducement to the Banks to enter into the Agreement.

         Section 21. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

         THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN
SECTION 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         Section 22. HEADINGS.

         The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         Section 23. COUNTERPARTS.

         This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         Section 24. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

         Section 25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.


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


         EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 25. BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS SECTION 25 WITH ITS LEGAL COUNSEL AND THAT BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

         Section 26. DEALINGS WITH THE BORROWER.

         The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, its Subsidiaries, or any of their affiliates regardless of the capacity of the Bank hereunder.

         Section 27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each Bank: a decrease in the rate of interest on the Notes; a change in the amount of the Commitments of the Banks; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; a change in the amount of any fee payable to a Bank hereunder; the postponement of any date fixed for any payment of principal of or interest on the Loan; an extension of the Maturity Date; a change in the manner of distribution of any payments to the Banks or the Agent; the release of the Borrower, or any Collateral except as otherwise provided herein; an amendment of the definition of Requisite Banks or of any requirement for consent by all of the Banks; any modification to require a Bank to fund a pro rata share of a request for an advance of the Loan made by the Borrower other than based on its Commitment Percentage;


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


an amendment to this Section 27; an amendment of the definition of Requisite Banks; or an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Banks or the Requisite Banks to require a lesser number of Banks to approve such action. The amount of the Agent's fee payable for the Agent's account and the provisions of Section 14 may not be amended without the written consent of the Agent. The Borrower agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as reasonably may be requested by FNB in connection with the syndication of the Loan, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

         Section 28. SEVERABILITY.

         The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         Section 29. TIME OF THE ESSENCE.

         Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

         Section 30. NO UNWRITTEN AGREEMENTS.

         THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 31. ACKNOWLEDGMENT OF INDEMNITY OBLIGATIONS.

         BORROWER HEREBY ACKNOWLEDGES THAT THIS AGREEMENT
CONTAINS INDEMNITY OBLIGATIONS OF THE BORROWER.

         Section 32. REPLACEMENT NOTES.

         Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.


                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


                                        EXCEL LEGACY CORPORATION,
                                        a Delaware corporation


                                        By:   /s/ James Y. Nakagawa
                                              --------------------------------
                                              Name:  James Y. Nakagawa
                                                     -------------------------
                                              Title: Chief Financial Officer
                                                     -------------------------

                                                   [CORPORATE SEAL]

                                        FLEET NATIONAL BANK, individually and as Agent


                                        By:   /s/ Daniel P. Stegemoeller
                                              --------------------------------
                                              Name:  Daniel P. Stegemoeller
                                                     -------------------------
                                              Title: Vice President
                                                     -------------------------

Fleet National Bank
100 Federal Street
Boston, Massachusetts  02110
Attn:  Real Estate Division

With a copy to:

Fleet National Bank
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia  30346
Attn:   Daniel P. Stegemoeller
Facsimile:  770/390-8434